UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 16, 2026
Sprouts Farmers Market, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36029	32-0331600
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
5455 E. High Street, Suite 111
Phoenix, Arizona 85054
(Address of principal executive offices and zip code)
(480) 814-8016
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SFM	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Retirement of J. Scott Neal as Chief Merchandising Officer

On February 16, 2026, J. Scott Neal, Chief Merchandising Officer of Sprouts Farmers Market, Inc. (the “Company”), advised the Company of his intent to retire from his position with the Company, effective immediately. It is expected that Mr. Neal will continue to serve the Company in an advisory capacity through March 2026 to assist with the transition of his duties to the Company’s newly appointed Chief Merchandising Officer.

Appointment of Don Clark as Chief Merchandising Officer

On February 16, 2026, the Company appointed Don Clark as its new Chief Merchandising Officer.

On February 19, 2026, the Company issued a press release announcing various management changes, including Mr. Neal’s retirement and Mr. Clark’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description

99.1	Press release of Sprouts Farmers Market, Inc., dated February 19, 2026 entitled "Sprouts Farmers Market, Inc. Announces Management Changes"

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUTS FARMERS MARKET, INC.

Date: February 19, 2026	By:	/s/ Brandon F. Lombardi
	Name:	Brandon F. Lombardi
	Title:	Chief Legal Officer and Corporate Secretary